Synthesis Energy Systems Appoints Charles M. Brown to Board of Directors

HOUSTON, July 9, 2014 -- Synthesis Energy Systems, Inc. (SES) (NASDAQ: SYMX) today announced that Charles M. Brown has joined the SES Board of Directors, bringing the total number of board members to eight, seven of whom are independent. Mr. Brown has led 20 different operating businesses and more than two dozen factories around the world in a wide variety of industrial and consumer product categories.

“We are pleased to have Charley join our Board and the SES team,” said Lorenzo Lamadrid, SES Chairman of the Board. “We are approaching a pivotal point for SES, as we have established the commercial viability of our technology through our plants at the Yima and ZZ joint ventures, and continue to make significant progress in working with partners in major global industries ranging from electric power and DRI steel to high value chemicals and transportation fuels. We believe that Charley’s experience directing global operations, commercializing technology and developing global marketing and distribution strategies will prove invaluable as we drive our collaborative initiatives with Zhangjiagang Chemical Machinery Company, GE, and Midrex Technologies/Kobe Steel to the next level.”

“I am honored and excited to be joining the SES Board at such a dynamic time in the company’s development,” said Mr. Brown. “I believe the SES Gasification Technology is now well positioned to transform multiple industries in a sustainable, cost-effective and environmentally clean way. I look forward to working with the management team and the Board to help bring this leading-edge technology to industry on a global scale.”

Mr. Brown was most recently President, Chief Executive Officer and a board member of Flow International Corporation, from 2007 until its sale in 2014. Prior to joining Flow, he served as President and COO of Pentair Pump, Pool & Spa Divisions, 2005-2006; President and COO of Pentair Tools Group, 2003-2004, and President and General Manager of Masco Corporation’s Aqua Glass Corp., 1996-2003.

Mr. Brown is a former board member of Improvenet, Inc., as well as Flow International Corp., and he is co-founder of Creating Young Minds, a non-profit organization. Mr. Brown holds an MBA from Northwestern University’s J. L. Kellogg Graduate School of Management, and a B.A. degree in Economics and Government from Cornell University.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal and biomass through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology enables greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, and biomass feedstocks. For more information, please visit: www.synthesisenergy.com

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are the development stage of SES operating assets; the ability of our ZZ joint venture to effectively operate XE's methanol plant and produce methanol; the ability of our product with Yima to produce earnings and pay dividends; our ability to develop and expand business of the ZCM joint venture in the joint venture territory; our ability to develop the SES power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; to reduce operating costs; our limited history, and viability of our technology; commodity prices, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future products; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop products. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

MDC Group

Investor Relations:
David Castaneda

Arsen Mugurdumov

414.351.9758

IR@synthesisenergy.com

Media Relations:
Susan Roush

747.222.7012

PR@synthesisenergy.com

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